Forward Air Corporation
Summary Segment Results of Operations
(In thousands)
(Unaudited)

	Three months ended March 31, 2015
	Expedited LTL	Truckload Expedited	Pool Distribution	Intermodal	Eliminations and other operations	Consolidated
Revenue	$122,284	$34,483	$27,228	$23,029	$(1,106)	$205,918

Purchased Transportation	52,937	22,625	7,473	7,064	(762)	89,337
Salaries, wages, and employee benefits	28,332	4,229	9,983	5,885	5,474	53,903
Operating leases	7,640	326	2,187	2,553	3,050	15,756
Depreciation and amortization	4,576	1,372	1,539	969	228	8,684
Insurance and claims	2,924	553	881	588	184	5,130
Fuel expense	935	895	1,286	901	3	4,020
Other operating expenses	10,055	1,272	3,663	3,080	2,769	20,839
Total operating expenses	107,399	31,272	27,012	21,040	10,946	197,669
Income from operations	$14,885	$3,211	$216	$1,989	$(12,052)	$8,249

Forward Air Corporation
Summary Segment Results of Operations
(In thousands)
(Unaudited)

	Three months ended June 30, 2015
	Expedited LTL	Truckload Expedited	Pool Distribution	Intermodal	Eliminations and other operations	Consolidated
Revenue	$156,062	$39,427	$27,697	$27,497	$(989)	$249,694

Purchased Transportation	66,238	25,333	7,564	8,968	(621)	107,482
Salaries, wages, and employee benefits	37,366	4,527	10,490	6,138	3,365	61,886
Operating leases	10,397	383	2,249	2,925	2,323	18,277
Depreciation and amortization	5,412	1,480	1,475	950	202	9,519
Insurance and claims	2,996	938	963	683	660	6,240
Fuel expense	1,135	895	1,284	869	5	4,188
Other operating expenses	11,722	1,730	3,685	3,646	1,411	22,194
Total operating expenses	135,266	35,286	27,710	24,179	7,345	229,786
Income from operations	$20,796	$4,141	$(13)	$3,318	$(8,334)	$19,908

Forward Air Corporation
Summary Segment Results of Operations
(In thousands)
(Unaudited)

	Three months ended September 30, 2015
	Expedited LTL	Truckload Expedited	Pool Distribution	Intermodal	Eliminations and other operations	Consolidated
Revenue	$149,114	$38,515	$32,126	$28,889	$(1,551)	$247,093

Purchased Transportation	61,727	25,542	8,784	9,414	(1,033)	104,434
Salaries, wages, and employee benefits	34,260	4,501	12,077	6,151	2,036	59,025
Operating leases	9,828	419	2,658	3,328	839	17,072
Depreciation and amortization	5,283	1,561	1,445	943	167	9,399
Insurance and claims	2,715	807	887	686	66	5,161
Fuel expense	1,001	783	1,314	727	1	3,826
Other operating expenses	12,706	1,732	4,406	4,104	627	23,575
Total operating expenses	127,520	35,345	31,571	25,353	2,703	222,492
Income from operations	$21,594	$3,170	$555	$3,536	$(4,254)	$24,601

Forward Air Corporation
Summary Segment Results of Operations
(In thousands)
(Unaudited)

	Three months ended December 31, 2015
	Expedited LTL	Truckload Expedited	Pool Distribution	Intermodal	Eliminations and other operations	Consolidated
Revenue	$149,731	$40,936	$42,953	$24,881	$(2,081)	$256,420

Purchased Transportation	61,908	27,570	11,213	8,314	(1,489)	107,516
Salaries, wages, and employee benefits	37,568	5,222	15,778	6,059	1,162	65,789
Operating leases	8,410	197	3,463	3,030	67	15,167
Depreciation and amortization	5,407	1,671	1,476	923	79	9,556
Insurance and claims	2,467	726	1,083	621	54	4,951
Fuel expense	880	774	1,532	682	1	3,869
Other operating expenses	11,511	2,009	5,007	2,146	(116)	20,557
Total operating expenses	128,151	38,169	39,552	21,775	(242)	227,405
Income from operations	$21,580	$2,767	$3,401	$3,106	$(1,839)	$29,015